SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2016

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 14, 2016, CareDx, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting that on April 14, 2016, the Company settled and completed its tender offer to acquire all shares of Allenex AB, a Swedish company listed on Nasdaq Stockholm (“Allenex”) and that approximately 98.37% of the Allenex shares had been tendered. This Form 8-K/A amends the Original 8-K to include financial information required under Item 9.01 which was not previously filed with the Original 8-K and which is permitted to be filed by amendment no later than 71 calendar days after the date on which the Original 8-K was required to be filed. Except as stated in this Explanatory Note, no other information contained in the Original 8-K is changed.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are filed as Exhibit 99.1 and Exhibit 99.2 to this Amendment No. 1 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is filed as Exhibit 99.3 to this Amendment No. 1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Auditors.

99.1	Unaudited consolidated interim financial statements of Allenex as of March 31, 2016 and for the three months ended March 31, 2016 and March 31, 2015.

99.2	Audited consolidated financial statements of Allenex as of and for the years ended December 31, 2015 and 2014.

99.3	Unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2016 and for the year ended December 31, 2015 that give effect to the acquisition of Allenex by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.

Date: May 27, 2016	By:	/s/ Peter Maag
Peter Maag
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Auditors.

99.1	Unaudited consolidated interim financial statements of Allenex as of March 31, 2016 and for the three months ended March 31, 2016 and March 31, 2015.

99.2	Audited consolidated financial statements of Allenex as of and for the years ended December 31, 2015 2014.

99.3	Unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2016 and for the year ended December 31, 2015 that give effect to the acquisition of Allenex by the Company.